UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2026
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Texas	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner Road, Suite 500, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

On October 30, 2026, Spruce Power Holding Corporation (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) a certificate of conversion with the Secretary of State of the State of Texas, pursuant to which the change in domicile of the Company from the State of Delaware to the State of Texas (the “Redomiciliation”) became effective on October 30, 2026 (the “Effective Time”). At the Effective Time:

•the Company’s state of incorporation changed from the State of Delaware to the State of Texas; and

•the Company ceased to be governed by the laws of the State of Delaware and its existing certificate of incorporation and existing bylaws, and instead became governed by the laws of the State of Texas and the certificate of formation filed with the Secretary of State of the State of Texas (the “Texas Charter”) and the bylaws approved by the Company’s Board of Directors (the “Texas Bylaws”).

The Redomiciliation did not result in any change to the Company’s headquarters, business, jobs, management, properties, location of offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Redomiciliation and the cost of corporate franchise taxes). The Redomiciliation did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be the rights and obligations of the Company after the Redomiciliation.

At the Effective Time, each outstanding share of Common Stock, par value $0.0001 per share, of the Delaware corporation (the “Delaware Corporation Common Stock”) automatically converted into one outstanding share of Common Stock, par value $0.0001 per share, of the Texas corporation (the “Texas Corporation Common Stock”). Stockholders do not need to exchange their existing book entry entitlements for new book entry entitlements.

Each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement or other similar plan or agreement to which the Delaware corporation was a party, or otherwise maintains, sponsors or contributes, will continue to be a plan or agreement of the Texas corporation on the same terms and conditions and any references to the Delaware corporation thereunder will mean the Texas corporation on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of common stock or other equity security of the Delaware corporation, as of the Effective Time, automatically by virtue of the Redomiciliation and without any further action on the part of any person, such plan or agreement will be deemed to provide for the issuance, or be based on the value, of common stock or other equity security of the Texas corporation, respectively.

The Texas Corporation Common Stock continues to be traded on the New York Stock Exchange (“NYSE”) under the symbol “SPRU.”

Certain rights of the Company’s stockholders changed as a result of the Redomiciliation. A more detailed description of the Plan of Conversion (the “Plan of Conversion”), Texas Charter, Texas Bylaws, and the effects of the Redomiciliation is set forth in the Proxy Statement filed by the Company with the Securities and Exchange Commission on June 23, 2026 (the “Proxy Statement”). The section of the Proxy Statement entitled "Proposal Four: Approval of Redomiciliation from Delaware to Texas" from pages 41 to 73 is incorporated herein by reference.

The foregoing descriptions of the Plan of Conversion, Texas Charter and Texas Bylaws are qualified in their entirety by the full text of such documents which are filed herewith as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion of Spruce Power Holding Corporation
3.1	Certificate of Formation of Spruce Power Holding Corporation
3.2	Bylaws of Spruce Power Holding Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: November 5, 2026	By:	/s/ Thomas James Cimino
	Name:	Thomas James Cimino
	Title:	Chief Financial Officer
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